EXHIBIT 99.1


wellmetrix
Unprecedented Insights Into Personal Health

Hello. My name is Andrew Dahl. I'm here to talk about insights into personal health that can benefit us all.


Better Health: Everyone's Invested
Premiums
Competitive edge
Anticipate problems
Silver tsunami
Manage outcomes
Cost of care
Slow spending increases
Productivity
Out-of-pocket expenses
Efficiency
Longevity
Governments
Providers
Insurers
Employers
Individuals
wellmetrix

The healthcare sector represents nearly a quarter of our GDP, much of it beneficial and a net positive. But an enormous chunk of it is avoidable, which is also a net positive. What if insurers could better assess and stratify risk? Employer workplace wellness could better focus early intervention, and employees found motivation to improve their health, even if incrementally?


Wellness in the Workplace and Beyond
34% of 128 million US workers at greater risk for Big 4 – but which ones – specifically?
~75% of national healthcare spend due to avoidable, lifestyle-induced problems
DIABETES
CVD
STROKE
CANCER
34%
41 million employees at higher risk, but which ones?
Millions more outside the network are similarly affected
wellmetrix

Of 128 million asymptomatic, mostly healthy full-time employees, a third may harbor pre-conditions conducive to the onset of the Big 4 – CVD, stroke, diabetes, cancer not yet detectable by traditional diagnostics or health screening. But which individuals - specifically? These mostly avoidable, lifestyle-induced health problems eventually make up **75%** of the total annual healthcare spend.

Wellness in the Workforce and Beyond

Diagnostics, HRA's and vital signs don't measure healthiness or metabolic efficiency

Wearable devices record only activities and anecdotes


128M
41M
30M
5M
Test
Intervene

Public Health Programs need better tools, too

wellmetrix

For insured groups or population health screening, there is an overreliance on traditional diagnostics, which detect the presence and severity of disease or dysfunction, but not necessarily measure healthiness. Wearables capture metrics, but don't offer any insights. How do we differentiate less healthy, but asymptomatic individuals from the more healthy to truly focus prevention and early intervention?


The Health Risk Assessment Conundrum
HRA Input
Age
Weight
Smoker
Alcohol
Drugs
Exercise
Blood Pressure
A1C
Cholesterol
55
+30
NO
1/Day
NO
YES
85/120
6.8
200+
Bill
55
+30
NO
1/Day
NO
YES
85/120
6.8
200+
Phil
wellmetrix

Let's take a look at Bill and Phil, both 55 years old, 30 plus pounds overweight and not very active. They skate through their annual health risk assessment and probably a few physicals by not fully disclosing their smoking, drinking or drug intake. Not unusual.


You Can't Fix What You Can't Measure
HRA
Reality
Age
Weight
Smoker
Alcohol
Drugs
Exercise
Blood Pressure
A1C
Cholesterol
55
+30
NO
1/Day
NO
YES
85/120
6.8
200+
1-Pack/day
5/day
Cannabis
NO
55
+30
NO
1/Day
NO
YES
85/120
6.8
200+
Bill
Phil
wellmetrix

The reality is a little different and unfortunately does represent a significant portion of the workforce and the general population. Calorie intake and carbs play a role here, too.


You Can't Fix What You Can't Measure
wellmetrix
Metabolic Profile
Nominal
Lipid Perox 50-70 30-50 120-180
AntiOx Cap 35 40 15
Inflammation 40-50 20-30 70-90
Ketones Trace 0 Trace
Hydration 35-45 50 20-25
pH 6.7 7.0 6.4
Energy 40-60 60-80 40-60
Bill
Phil
wellmetrix

An individual's response to poor lifestyle choices is highly variable and idiosyncratic. Some can't tolerate smoking, alcohol, drug use or inactivity or poor diets as well as their nearly identical coworker with nearly identical body measures, blood tests and vitals. The evidence is well-studied and compelling. WellMetrix intends to provide new measures of personal wellness.

New Metrics, New Approach

wellmetrix
Metabolic Profile

	Bill	Nominal	Phil
Lipid Perox	50-70	30-50	120-180
AntiOx Cap	35	40	15
Inflammation	40-50	20-30	70-90
Ketones	Trace	0	Trace
Hydration	35-45	50	20-25
pH	6.7	7.0	6.4
Energy	40-60	60-80	40-60

Our metabolic test panel indicates that Phil's under stress, his metabolism isn't as efficient and therefore, less healthy than Bill, essentially creating pre-condition favorable to the onset of more serious problems.

Why Is Any of This Important?

The best way to lower healthcare costs is to avoid them in the first place

Specifics, not statistics – individual response to stressors

A trove of new data, insights and analytics



Risk of
Stroke
Diabetes
Cancer
CVD
Premiums
Absenteeism
Anticipate problems
Productivity
Manage outcomes
Presenteeism
Efficiency

New methodology, motivation and analytics that work at the individual, group and macro level

wellmetrix.

Why is any of this important? There is no reliable means of assessing wellness, or if poor lifestyle choices are having a greater than expected impact on a specific individual. Not statistically , not epidemiologically, but on that one person. We are not looking at those already sick, or trying to screen for someone who's sick, we are focusing on the 95% of asymptomatic individuals that may become sick as a result of poor lifestyle choices. If you want to lower overall healthcare costs, avoid them in the first place by informing and motivating to do so. We offer a new way to look at wellness, and manage for optimal health. For about $14

WellMetrix – Unprecedented Insights into Personal Health

Non-invasive, inexpensive POC urine test, analyzer and app

Track health status with positive lifestyle changes

Monitor pre-conditions for future health issues


Disposable Test Cartridge
Bluetooth Analyzer
wellmetrix
Mobile or Tablet App

wellmetrix

WellMetrix measures the continuum of wellness from just not being sick to optimal health – peak metabolic efficiency. By taking several tests over time, individuals set a benchmark and then track improvements when making positive lifestyle changes. And like a canary in a coal mine, monitor deteriorating health when they don't. This non-invasive, Point Of Care urine test features a hygienic, disposable test cartridge, Bluetooth-enabled analyzer and smartphone or tablet app…


WellMetrix – Unprecedented insights into personal health
Results in 3 minutes
Hydration
Efficiency
Acidosis
Antioxidant Capacity
Oxidative Stress Biomarkers
Systemic Inflammation
Muscle Recovery
Electrolytes
Body Chemistry
Energy
In Home, Office, Shop or Walk-in Clinic Settings
wellmetrix

to display, store and compile test results for key metabolic markers and body chemistry scores in 3minutes, or upload to cloud-based EMR. These markers are well studied, and well cited. Individual predicate tests exist, in fact we cite some of them in our compliance documentation. WellMetrix has transformed them into dry assays and combined them to provide a novel composite of metabolic function, both good and bad.

Price/Performance Breakthrough

Next-gen metabolic markers in a proven format

Integrate data from other health tracking devices

No labs. No wait. No mess. Low cost.



wellmetrix

$14

Per test

wellmetrix

We use a standard urine strip format, replacing diagnostic chemistry with metabolic marker assays. We can pull in data from other health tracking devices to see if those 10,000 steps are making you any healthier or just wearing out shoes. This is a price performance breakthrough, crushing the cost of single-analyte wet-chemistry assays, assembling them in a single panel and automating the process of collection and analytics.


Business Model – Workplace Wellness
Razor/Blade Model
Disposable tests cost $2 sell for $14
Analyzers cost $50 sell for $100
Private label to wellness consultants, insurers, screening companies, ACO's
Focus on Execution
70%
US companies provide WW programs
~24m
Wellness screening Tests annually
$521
Estimated per-employee spend on WW
wellmetrix

We intend to sell tests and analyzers in bulk to established market leaders in workplace wellness, health screening, HR consulting, and directly to ACO's. There are more than 24 million wellness or health screens conducted annually, and our product can be easily integrated into their practice. We focus on manufacturing, quality control and customer support to grow the top line.

Market Traction

WellMetrix teams with industry pioneers

LOI from Trion Solutions to purchase 15,000 WellMetrix tests

Pilot programs with 5 HMO's for Medicaid population study

Letter of recommendation from director of state department of health


Workplace Wellness
Other Applications

wellmetrix

WellMetrix has teamed with wellness industry insiders to forge strategic relationships, a few of which are highlighted. Letter of intent from a large staffing company to purchase tests in bulk once we've completed a 500-person pilot. An invite from 5 Michigan HMOs to conduct pilot programs with Medicaid populations, among others. There is no shortage of interest in this or other market verticals. I'll touch on these briefly, just so it's understood there are wider applications for our testing platform.

Senior In-Home Care

13,000 Providers serving 4.7M Seniors

$14/test to provider on monthly or bi-weekly schedule

Medicare billing code exists

Connected Health for the Silver Tsunami



wellmetrix

Senior-In-Home Care is growing rapidly and Medicare encourages aging in place. But, care is provided by minimally trained workers not really able to identify dehydration or electrolyte imbalances that can result in an expensive ER visit and more serious conditions. Our patent-pending test is administered at home, encrypted results are transmitted via smartphone to the care provider's home office and thus provides a layer of supervision that DOES NOT exist today. And, the Medicare billing code already exists.

Consumer Personal Health Tracking

Private label kits to channel partners for lowest market-entry risk

Speed to market, accelerate adoption



Retail kit for affluent, informed early adopters

Professional Reseller Channels
Fitness Centers
Personal Coaches
Medical Spas
Weight Loss Clinics
Retail Pharmacy Chains
Network Marketing
Supplement Retailers
Health Food Retailers
Continuity Marketing

wellmetrix.

This very same test platform, minus the cloud-based EMR and HIPPA functions, can be offered to health-conscious consumers who can track the positive benefits of changes to diet, exercise, hydration, supplementation, sleep, activity data from tracking devices and other user-defined input, on their smartphone. We offer unprecedented insight into their personal health and what they can do about it in the privacy of their home as a low-risk, consumer health information device – a relatively new FDA device classification.


Market Verticals
~$500M
Workplace Wellness
~$250M
Senior In-Home Care
~$250M
Consumer Personal Health
wellmetrix

These are not generalized market vertical numbers. This is where we can expect to be in term of revenue once fully deployed in these market verticals over time. And we have a detailed plan available to achieve these numbers – a deliberate effort to create a rapidly scalable business.

Competition

	Us	Them
Biomarkers	8	1
Modality	POC	Lab/DIY
Format	Dry Assay	Wet Chemistry
Cost	$14	Up to $171
Data Normalize	Yes	No
Mobile App	Yes	No
Instant Results	Yes	No
Biohazard	No	Yes

wellmetrix

Directly competitive tests do exist, but typically as single analyte, wet-chemistry tests. Most are expensive. The few that are point of care are DIY, don't normalize the sample, and don't offer more than 1 biomarker at a time. We offer 8. No one at this time offers a hygienic collection tool (no cups, no tubes) instant results, a dedicated analyzer, compilation and tracking of personal metabolic data on a mobile device – also patent pending.


Development Milestones
0
25%
50%
75%
100%
Optics, circuitry, firmware, analyzer, collection device design, CAD, alpha prototypes
Biomarker assay development, testing, norming
Betas, soft tooling, production-intent low volume runs, mobile app development
Final CAD, hard tooling, first run
Compliance for Workplace Wellness, Cloud-Based EMR development
Close of Funding
Soft Tooling Early customer involvement
Hard tooling EMR development
Compliance Inventory buildup
Launch 18-22 months after funding
wellmetrix

We've completed the optics, circuitry, firmware, analyzer design, collection device, assay panel CAD, and completed alpha prototypes, along with most of the biomarker assay development, testing and norming against predicate tests. The work immediately ahead of us is soft tooling, so that we can commence low volume runs of the test panel and analyzer while we convert analytics to a mobile app for pre-launch customer evaluation. The overall timing, once funds are closed, is roughly 18-22 months, with the distinct possibility of early unit sales where our customer may have EMR and HIPPA functionality already in place.


Executive Biographies
Andrew A. Dahl
President & CEO
David Bucknam
Vice President of Operations, Compliance
Kerry W. Wilson
Director, Engineering & Project Management
Amy E. Steffek PhD
Director, Research & Development
Phillip M. Rice II
Chief Financial Officer
Owen Resh
Director of Marketing and Design
wellmetrix

The launch team brings a wide range of experience and expertise to the endeavor, from Fortune 500 business planning and consulting, to medical device R&D, device engineering and compliance, clinical trials supervision, urinalysis chemistry, product design and B2B marketing. CVs available upon request.

$12M Post-Seed Round

To date, $4M invested to secure/develop IP, build prototypes and test the market



$2M
$10M

$2Million
Finalize development, soft tools to build 5,000 test kits for evaluation/pilots

$10Million
Hard-tooling, compliance, inventory build, operating expense and market launch

wellmetrix

We’ve invested roughly $4M to date. This post-seed round will drive the company to market launch and revenue. The first $2 million funds the final development of the mobile app and soft tooling so that we can provide several thousand kits for customer evaluation, pilots and private label opportunities. Once validated by our customers, $10 million will fund hard-tooling for high-volume manufacture, finish compliance, as well as inventory buildup, marketing, and operating expenses with a two-year runway.

Outlook

Potential Revenues by Market Vertical, fully deployed

$500M Health & Wellness
$250M Senior In-Home
$250M Personal Health


Yearly Revenues in (000)
300000
250000
200000
150000
100000
50000
0
Year 1
Year 2
Year 3
Year 4
Year 5

wellmetrix

When framed against 128 million employees plus their dependents, the numbers can add up quickly, even at $14 per test. We expect to be cashflow positive within 12 months following launch. The adoption curve can be steep, because wellness consultants, screening companies, ACOs and HR departments experiencing positive results using our technology will propagate usage throughout their sphere of operations. We've modeled out that even with a 30% attrition rate, the adoption curve holds.

The Senior in-home care market vertical is not comprehended here, nor is personal health tracking, which will likely persist as a durable trend for the next few years.

Summary

A price-performance first in personal wellness

Novel, well-protected IP timed to exploit trends in personal wellness

Rapidly scalable operational model


wellmetrix

wellmetrix

A few parting thoughts: Most of the people gathered here are focused on the 5% of the population that are sick. We’re focused on the other 95% to stratify risk, focus prevention and hopefully keep them from becoming part of that 5%. We have in hand well-protected IP, well-timed market entry and a deliberate effort to create a rapidly scalable business. We intend to achieve direct customer validation and advance orders in months, not years. Thank you for your time and consideration.

wellmetrix

Unprecedented Insights Into Personal Health

Contact: Andrew A. Dahl
E: adahl@wellmetris.com
M: 1 248 978 3911